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                                                                       EXHIBIT 5

                             JOINT FILING AGREEMENT



         The undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments thereto with respect to the securities of Pacific Internet Limited and consent to the filing of this Agreement as an Exhibit to said Schedule.
Dated: July 15, 2005

                                           KINGSVILLE CAPITAL LTD



                                           By: /s/ Tan Bien Kiat
                                               --------------------------------
                                           Name:     Tan Bien Kiat
                                           Title:   Authorized Representative



                                           TRAMORE FINANCE LIMITED



                                           By: /s/ Tan Bien Kiat
                                               --------------------------------
                                           Name:     Tan Bien Kiat
                                           Title:   Authorized Representative



                                           TAN BIEN KIAT



                                           /s/ Tan Bien Kiat
                                           ------------------------------------
                                           Tan Bien Kiat